Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the annual report on Form 10-K/A for the year ended December 31, 2023 (the “Form 10-K/A”) of NYIAX, Inc. (the “Issuer”).

I, William Feldman, Chief Financial Officer and Treasurer of the Issuer, certify that to my knowledge:

(i) the Form 10-K/A fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii) the information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: February 19, 2025

/s/ William Feldman
William Feldman
Chief Financial Officer and Treasurer